                                                                    Exhibit 99.1


Contacts:

John Howlett                                       Sam Bhatt
Chief Executive Officer                            Vice President - Finance
Emtec, Inc.                                        Emtec, Inc.
Tel: 609-528-8500                                  Tel: 609-528-8500
Fax: 866-422-3640                                  Fax: 815-346-7605
Email:john_howlett@emtecinc.com                    Email:sam_bhatt@emtecinc.com
Website: www.emtecinc.com                          Website: www.emtecinc.com


EARNINGS RELEASE


                    EMTEC, INC. REPORTS RESULTS FOR THE YEAR
                              ENDED MARCH 31, 2004

            Net Income Increased by 404.05 % for the year ended March
               31, 2004, Compared to the year ended March 31, 2003

         TRENTON, N.J., June 25, 2004 - Emtec, Inc. (OTCBB:ETEC), a systems integrator providing technology solutions to enable customers to effectively use and manage data to grow their business, announced today its results for the year ended March 31, 2004.

         Net income for the year ended March 31, 2004, rose to $642,988 or $0.09 per share compared to a net loss of $(211,471) or $(0.03) per share for the year ended March 31, 2003. Management attributed this increase in net income to a 53.59% or $2.26 million increase in services and consulting gross profits. The increase in services and consulting gross profits was mainly attributable to installation services associated with computer roll-out projects for the various state agencies in the State of New Jersey, and school districts in Georgia and Florida as well as the company's ability to manage its utilization rates (billable hours divided by paid hours) of engineers more effectively.

         John Howlett, CEO, Emtec, Inc., said, "While we are pleased with this improvement in performance, we have continued to focus on increasing sales while simultaneously restructuring to reduce overhead costs. Since April 1st, we have consolidated all New Jersey operations in one facility at 572 Whitehead Rd. in Trenton, NJ, with a small sales office at 354 North Avenue in Cranford, NJ. The closing of the former Cranford and Mt. Laurel, NJ offices and warehouses, will result in an approximate cost savings of $170,000 annually in rent and utilities."

         Effective July 1, we will begin outsourcing our NOC (Network Operation Center) and Help Desk operations to a third party. By outsourcing this part of our business, we will be able to continue to offer these strategic services while allowing us to eliminate an unprofitable part of our business. Through this relationship we expect to be able to enhance our support offering and continue to pursue our strategic plan for managed services.

         Effective June 21st, we have reorganized management of our Northeast Region to bring more focus to sales and customer service. With all of these changes solidly in place by the end of the first quarter, we are excited about our prospects for fiscal 2005.

About Emtec, Inc.

         Emtec, Inc. established in 1981, provides IT solutions for government, education and commercial clients throughout the eastern seaboard. The Company specializes in evaluating and providing services for Managed Services (monitoring/maintenance/helpdesk), Data Management (storage and protection of data), Communications (wireless, VoIP, cabling), Data Access, Enterprise Infrastructure (design and implementation), and IT Consulting.

                                      # # #

Certain statements in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Emtec, Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business;
(iii) competitive factors and developments beyond the Company's control; and
(iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at WWW.SEC.GOV under "Search for Company Filings."

                                                   EMTEC, INC.
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                              Years Ended March 31,
                                                    2004              2003             Change           %
--------------------------------------------------------------------------------------------------------------
Revenues
Procurement services                           $ 82,184,744       $75,943,230        $6,241,514        8.22%
Service and consulting                           17,986,564        16,140,896        $1,845,668       11.43%
Geothermal                                          190,346           175,902           $14,444        8.21%
                                               ------------       -----------
Total Revenues                                  100,361,654        92,260,028        $8,101,626        8.78%
                                               ------------       -----------
Cost of Revenues
Procurement services                             74,282,388        67,525,430        $6,756,958       10.01%
Service and consulting                           11,497,465        11,915,844        $ (418,379)      -3.51%
Geothermal                                          108,782            72,476           $36,306       50.09%
                                               ------------       -----------
Total Cost of Revenues                           85,888,635        79,513,750        $6,374,885        8.02%
                                               ------------       -----------
 Percent of revenues                                 85.58%            86.18%

Gross Profit
Procurement services                              7,902,356         8,417,800        $ (515,444)      -6.12%
Service and consulting                            6,489,099         4,225,052        $2,264,047       53.59%
Geothermal                                           81,564           103,426        $  (21,862)     -21.14%
                                               ------------       -----------
Total Gross Profit                               14,473,019        12,746,278        $1,726,741       13.55%
                                               ------------       -----------
Percent of revenue                                   14.42%            13.82%

Operating Expenses
Sales, General & Administrative Expenses         13,376,048        12,574,667        $  801,381        6.37%
Termination costs                                         -                 -                 -
Interest Expense                                    328,296           160,803        $  167,493      104.16%
Loss on impairment, Goodwill                              -           254,894        $ (254,894)       N/M
E-Business costs                                          -                 -
                                               ------------       -----------
Total Operating Expenses                         13,704,344        12,990,364        $  713,980        5.50%
                                               ------------       -----------
Percent of revenue                                   13.65%            14.08%

Income (Loss) Before Income Tax                     768,675          (244,086)       $1,012,761      414.92%

Income Tax Expense (Benefit)                        125,687           (32,615)       $  158,302      485.37%
                                               ------------       -----------
Net Income (Loss)                              $    642,988       $  (211,471)       $  854,459      404.05%
                                               ============       ===========        ==========      ======
Income (Loss) Per Share (Basic And Diluted)    $       0.09       $     (0.03)
                                               ============       ===========

                                                   EMTEC, INC.
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                              Years Ended March 31,
                                                   2003             2002             Change             %
-------------------------------------------------------------------------------------------------------------
Revenues
Procurement services                            $75,943,230      $50,813,243       $25,129,987        49.46%
Service and consulting                           16,140,896       11,654,978       $ 4,485,918        38.49%
Geothermal                                          175,902          187,978       $   (12,076)       -6.42%
                                                -----------      -----------
Total Revenues                                   92,260,028       62,656,199       $29,603,829        47.25%
                                                -----------      -----------
Cost of Revenues
Procurement services                             67,525,430       44,832,526       $22,692,904        50.62%
Service and consulting                           11,915,844        7,693,460       $ 4,222,384        54.88%
Geothermal                                           72,476           63,083       $     9,393        14.89%
                                                -----------      -----------
Total Cost of Revenues                           79,513,750       52,589,069       $26,924,681        51.20%
                                                -----------      -----------
Percent of revenues                                  86.18%           83.93%

Gross Profit
Procurement services                              8,417,800        5,980,717       $ 2,437,083        40.75%
Service and consulting                            4,225,052        3,961,518       $   263,534         6.65%
Geothermal                                          103,426          124,895       $   (21,469)      -17.19%
                                                -----------      -----------
Total Gross Profit                               12,746,278       10,067,130       $ 2,679,148        26.61%
                                                -----------      -----------
Percent of revenue                                   13.82%           16.07%

Operating Expenses
Sales, General & Administrative Expenses         12,574,667        8,995,255       $ 3,579,412        39.79%
Termination costs                                         -           21,746           (21,746)        N/M
Interest Expense                                    160,803          210,305       $   (49,502)      -23.54%
Loss on impairment, Goodwill                        254,894                -       $   254,894         N/M
E-Business costs                                          -          617,220       $  (617,220)        N/M
Total Operating Expenses                         12,990,364        9,844,526       $ 3,145,838        31.96%
Percent of revenue                                   14.08%           15.71%

Income (Loss) Before Income Tax                    (244,086)         222,604       $  (466,690)     -209.65%

Income Tax Expense (Benefit)                        (32,615)           5,632       $   (38,247)     -679.10%
                                                -----------      -----------
Net Income (Loss)                               $  (211,471)     $   216,972       $  (428,443)     -197.46%
                                                ===========      ===========       ===========      ========
Income (Loss) Per Share (Basic And Diluted)     $     (0.03)     $      0.03
                                                ===========      ===========

N/M = not meaningful